Exhibit 99(d)(4)

LATTICE SEMICONDUCTOR CORPORATION

2001 STOCK PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.              NOTICE OF STOCK OPTION GRANT

                [Optionee’s Name and Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:		Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

                Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

[To be determined by Administrator].

                Termination Period:

This Option may be exercised for three months after Optionee ceases to be a Service Provider.  Upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.            AGREEMENT

A.            Grant of Option.

                The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

B.            Exercise of Option.

(a)           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.  Consistent with Applicable Law and unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any leave of absence in excess of one pay period.

(b)           Method of Exercise.  This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Optionee and delivered to the Stock Administrator of the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.            Method of Payment.

                Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.           cash; or

2.           check; or

3.           consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

4.           surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

5.           to the extent permitted by the Administrator, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price.

D.            Termination of Employment.

                (a)           In the event the employment of the Optionee by the Company or by any parent or subsidiary of the Company is terminated by retirement or for any reason, voluntarily or involuntarily, with or without cause, other than in the circumstances specified in subsection (b) below, the Option held by the Optionee may be exercised at any time prior to its expiration date or the expiration of three months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option on the date of such termination (i.e. no vesting occurs after termination).

                (b)           In the event the Optionee’s employment by the Company or by any parent or subsidiary of the Company is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the IRC), the Option may be fully exercised with respect to all remaining unexercised shares, including those shares that would otherwise have been unvested on the date of death or disability, at any time prior to its expiration date or the expiration of one year after the date of such termination, whichever is the shorter period. If the Optionee’s employment is terminated by death, the Option shall be exercisable only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.

                (c)           In the event of the death or termination of employment of the Optionee, to the extent the Option shall not have been exercised within the limited periods provided above, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such periods.

E.             Transferability of Option.

(a)           Option Generally Non-Transferable. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian, legal representative or permitted transferees. Except as specified below, no Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. The terms of the Plan and this Option Agreement shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Optionee.

(b)           Limited Transferability of Option.  At the sole discretion of the Plan Administrator or its appointee, and subject to such terms and conditions as the Plan Administrator or its appointee deems advisable, the Plan Administrator or its appointee may allow, by means of a writing to the Optionee, for all or part of this Option, to the extent such shares of this Option are fully vested, to be assigned or transferred, including by means of sale, during the Optionee’s lifetime to a member of the Optionee’s immediate family or to a trust, LLC or partnership for the benefit of any one or more members of the Optionee’s immediate family. “Immediate family” as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee. In such case, the transferee shall receive and hold the Option subject to the provision of this Option Agreement and the Plan, and there shall be no further assignation or transfer of the Option.

F.             Term of Option.

                This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

G.            Tax Consequences.

                Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

H.            Exercising the Option.

1.           Nonstatutory Stock Option.  The Optionee may incur regular federal income tax liability upon exercise of a NSO.  The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.           Incentive Stock Option.  If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.  In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

3.           Disposition of Shares.

(a)           NSO.  If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(b)           ISO.  If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.  Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(c)           Notice of Disqualifying Disposition of ISO Shares.  If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.  The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

I.              Entire Agreement; Governing Law.

                The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

J.             NO GUARANTEE OF CONTINUED SERVICE.

                OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH

OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	LATTICE SEMICONDUCTOR
CORPORATION

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

LATTICE SEMICONDUCTOR CORPORATION

STOCK OPTION EXERCISE NOTICE

1) One form per intended exercise; all shares listed must be exercised on same transaction.

2) This exercise notice is valid for 30 days from the date below.

3) Section 16 filers and other insiders must have approval form attached.

Name (print)	Social Security #

Day Time Phone

I hereby elect to exercise options (as listed below) to purchase shares of Common Stock of Lattice Semiconductor Corporation under and pursuant to the option(s) granted to me by Lattice Semiconductor Corporation as listed below.

Grant Number	Option Date	Option Price	Number of Shares

TOTAL

I wish to exercise using the following method:

Exercise and hold all shares. Payment of option price and taxes will be made by cash or check.

Same Day Sales of all shares. Payment of option price and taxes will be made through proceeds of the sale.

Combination of Exercise and Hold and Same Day Sale. Payment of option price and taxes will be made through proceeds of the sale.

Other (as provided for in the plan). Please attach memo.

I am using the services of the following brokerage firm:

(Name of Firm)

(Broker Name)

(Broker Phone)

Tax Consultation: I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the shares acquired hereunder. I represent that I have consulted with any tax consultants I deem advisable in connection with the purchase or disposition of these shares and that I am not relying on the Company for any tax advice.

I acknowledge that I have received, read and understood the Plan(s) and the Option Agreement(s) representing my options (as listed above) and I agree to abide by and be bound by their terms and conditions. In making the decision to exercise at this time, I certify that I am not acting on any “inside” information.

Please use this form as authorization to remit to Lattice Semiconductor Corp. any monies due (including taxes) as a result of this option exercise.

Date	Signature:

(Please fax to the Lattice Stock Administrator at (503) 268-8116)